EXHIBIT 99.03

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 10, 2007, the Company, through S&A Purchasing Corp., a wholly owned subsidiary, purchased from S&A Supply, Inc., a Massachusetts corporation, (“S&A Supply”) and affiliates of S&A Supply, all of their tangible and intangible assets, including accounts receivable, inventory, fixed assets, but excluding certain accounts receivable and other specifically excluded assets, and assumed certain liabilities, including trade accounts payable and motor vehicle loans.  S&A Supply is a leading distributor of heating, electrical, and plumbing supplies in the western Massachusetts area.  The transaction was effected pursuant to an Asset Purchase Agreement dated as of September 10, 2007 (the “APA”).

This acquisition will be operated as a wholly owned subsidiary of the Company and under the name of S&A Supply, Inc.  The acquisition expands our geographic trading area and adds electrical equipment and supplies to our product offerings.

The acquisition was accounted for using the purchase method of accounting.  The Company’s financials statements for the period ended September 30, 2007 include the activity of S&A Supply from September 10, 2007 through September 30, 2007.  The purchase price for the assets is equal to their book value as adjusted, plus $315,000, less assumed liabilities as adjusted. The Company paid $4,602,675 and assumed liabilities totaling approximately $1,185,000.  Additionally, direct acquisition costs of approximately $100,000 were incurred by the Company and are included in the Company’s goodwill.  The Company did not compute amortization on the covenant not to compete as it was immaterial.  The APA provides for adjusting payments to be made on or about January 18, 2008, at which time adjustments shall be made to reflect certain actual expenses, vendor credits, collected accounts receivable and other similar items as opposed to accruals used at the time of closing. The purchase was financed using the Company’s credit facility.

The Company is in the process of obtaining a third party valuation of certain assets (including acquired intangible assets), as well as performing its own internal assessment of certain other assets and liabilities; thus the preliminary allocation of the purchase price will change, but we do not anticipate a material change.  The Company expects to complete its purchase price allocation in the first quarter of fiscal 2008.

The following is the initial estimated preliminary purchase price allocation of the S&A Supply acquisition:

Inventory	$3,600,000
Accounts receivable	1,500,000
Other current assets	15,000
Property and equipment, net	375,000
Goodwill	400,000
Covenant not to compete	10,000
Total tangible and intangible assets acquired	5,900,000
Less liabilities assumed:
Current liabilities	1,050,000
Long-term liabilities	135,000
Total liabilities	1,185,000
Net Assets Acquired	4,715,000

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 combines the Company’s historical results for the year ended December 31, 2006 with the statement of operations of S&A Supply for the year ended December 31, 2006, to reflect the acquisition of S&A Supply as if such acquisition had been completed and was effective as of January 1, 2006.

The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2007 combines the Company’s historical results for the nine months ended September 30, 2007 with the statement of operations of S&A Supply for the period from January 1, 2007 through September 10, 2007, to reflect the acquisition of S&A Supply as if such acquisition had been completed and was effective as of January 1, 2007.  The Company’s historical results for the nine months ended September 30, 2007 includes the results of operations of the acquired S&A Supply for the period from September 11, 2007 through September 30, 2007.

An unaudited pro forma condensed consolidated balance sheet is not presented, as the acquisition of S&A Supply has been reported in the unaudited condensed consolidated balance sheet of the Company as of September 30, 2007, as filed on Form 10-Q.

The unaudited pro forma condensed consolidated statements of operations were prepared utilizing the accounting principles of the respective entities, as outlined in each entity’s historical financial statements.  The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances.  The unaudited pro forma condensed consolidated statements of operations do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the dates indicated, or the results that may be obtained in the future.  No effect has been given in the unaudited pro forma condensed consolidated statements of operations for the synergistic benefits that may be realized through the combination of the Company and S&A Supply.

The unaudited pro forma condensed consolidated statements of operations are based on, and should be read in conjunction with, the audited financial statements, including the notes thereto, of the Company and S&A Supply.

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For The Year Ended December 31, 2006

	Historical
	Colonial	(A)	S & A Supply	(B)	Pro Forma Adjustments		Pro Forma
	(Restated)
Sales	$71,494,652		$15,134,553		$(167,739)	(C1)	$86,461,466
Cost of sales	50,057,446		11,250,560		(187,599)	(C2)	61,120,407
Gross profit	21,437,206		3,883,993		19,860		25,341,059

Selling, general and administrative expenses, net	19,420,124		3,437,714		(32,719)	(C4)	23,055,977
	-		-		52,988	(C5)	-
	-		-		110,047	(C6)	-
	-		-		(18,637)	(D)	-
	-		-		(15,540)	(E)	-
	-		-		102,000	(F)	-
Operating income	2,017,082		446,279		(178,279)		2,285,082

Other income	277,866		374,607		(187,599)	(C2)	354,322
	-		-		(77,833)	(C3)	-
	-		-		(32,719)	(C4)	-

Interest expense, net	(1,354,785)		-		(129,315)	(G)	(1,706,512)
	-		-		(222,412)	(C7)	-
Other expenses	-		(631,019)		167,739	(C1)	-
	-		-		77,833	(C3)	-
	-		-		52,988	(C5)	-
	-		-		110,047	(C6)	-
	-		-		222,412	(C7)	-
Income from operations before income taxes	940,163		189,867		(197,138)		932,892

Income tax expense	124,391		15,499		-		139,890
Net income	$815,772		$174,368		$(197,138)		$793,002

Income per common share:
Basic	$0.18						$0.17
Diluted	$0.16						$0.15

Weighted average shares outstanding:
Basic	4,579,129						4,579,129
Diluted	5,125,646						5,125,646

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONIAL COMMERCIAL CORP.
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
Year Ended December 31, 2006

A.	Represents Colonial Commercial Corp.’s (the “Company”) historical statement of operations for the year ended December 31, 2006.

B.	Represents the historical statement of operations of S&A Supply, Inc. (“S&A Supply”) for the year ended December 31, 2006.

C.	Reclassification to conform to the Company’s basis of presentation.

1.	Re-classed sales discounts of $167,739 from Other Expense to Sales.

2.	Re-classed purchase discounts of $187,599 from Other Income to Cost of Goods Sold.

3.	Re-classed interest income of $77,833 from Other Income to Other Expenses.

4.	Re-classed recovery of bad debts of $32,719 from Other Income to Selling, General and Administrative Expense, Net.

5.	Re-classed bad debt expense of $52,988 from Other Expenses to Selling, General and Administrative Expense, Net.

6.	Re-classed depreciation expense of $110,047 from Other Expenses to Selling, General and Administrative Expense, Net.

7.	Re-classed S&A Supply’s historical interest expense from Other Expenses to Interest Expense, Net.

D.
Reflects the net effect of removing S&A Supply’s profit sharing contribution and replacing it with the Company’s estimated 401K match contribution.  The net adjustment of $18,637 is based on S&A Supply’s actual profit sharing contribution of $70,000 for the year ended December 31, 2006 compared to a $51,363 estimated 401K match contribution, based on a 3% matching contribution paid by the Company.

E.	Reflects the elimination of a depreciation expense of $15,540 for S&A Supply’s buildings that were not purchased.

F.
Reflects the increase in rent based on the new lease agreements effective September 10, 2007.  The rent adjustment of $102,000 is based on new rent agreements of $197,100 compared to $95,100 in rent expense for the year ended December 31, 2006.

G.
Reflects the net adjustment to interest expense of $129,315.  The adjustment consists of the elimination of S&A Supply’s historical net interest expense of $222,412, offset by the $351,727 interest expense for the financing of the acquisition of S&A Supply. S&A Supply’s historical interest expense primarily consisted of interest on S&A Supply’s credit line, which was not assumed in the acquisition.  The Company’s computed pro forma interest expense for the financing of the acquisition is based on the weighted average interest rate of 7.71% on the Company’s credit line for the year ended December 31, 2006.

No pro forma tax adjustment is required due to the fact that S&A Supply was treated as an “S Corporation” by the IRS and therefore had no provision for federal income taxes.  Subsequent to the acquisition, S&A Supply became a wholly owned subsidiary of the Company and joins the consolidated group in federal tax filings, offsetting income against the Company’s net operating loss carryforward.

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Consolidated Statements of Operations

	Historical
	Colonial For the Nine Months Ended September 30, 2007	(A)	S&A For the Period Beginning January 1, 2007 and Ended September 10, 2007	(B)	Pro Forma Adjustments		Pro Forma For the Nine Months Ended September 30, 2007
Net sales	$58,693,009		$9,435,461		$(107,891)	(C1)	$68,020,579
Cost of sales	41,736,908		7,122,076		(120,521)	(C2)	48,738,463
Gross profit	16,956,101		2,313,385		12,630		19,282,116

Selling, general and administrative expenses, net	15,859,481		2,485,043		(1,578)	(C4)	18,473,996
	-		-		46,866	(C5)	-
	-		-		36,708	(C6)	-
	-		-		38,523	(D)	-
	-		-		(11,655)	(E)	-
	-		-		57,224	(F)	-
Operating income	1,096,620		(171,658)		(153,458)		771,504

Other income	217,193		229,875		(120,521)	(C2)	271,058
	-		-		(53,911)	(C3)	-
	-		-		(1,578)	(C4)	-

Interest expense, net	(1,081,063)		-		(178,722)	(C7)	(1,354,096)
	-		-		(94,311)	(G)	-
Other expenses	-		(424,098)		107,891	(C1)	-
	-		-		53,911	(C3)	-
	-		-		46,866	(C5)	-
	-		-		36,708	(C6)	-
	-		-		178,722	(C7)	-
Income before income taxes	232,750		(365,881)		(178,403)		(311,534)

Income tax expense	81,850		667		-		82,517
Net Income	$150,900		$(366,548)		$(178,403)		$(394,051)

Income per common share:
Basic	$0.03						$(0.08)
Diluted	$0.03						$(0.08)

Weighted average shares outstanding:
Basic	4,645,490						4,645,490
Diluted	5,131,748						4,645,490

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

COLONIAL COMMERCIAL CORP.
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
Nine Months Ended September 30, 2007

A.
Represents Colonial Commercial Corp.’s (the “Company”) historical statement of operations for the nine months ended September 30, 2007.  The Company’s historical results for the nine months ended September 30, 2007 includes the results of operations of the acquired S&A Supply for the period from September 11, 2007 through September 30, 2007.

B.	Represents the historical statement of operations of S&A Supply, Inc. (“S&A Supply”) for the period ended September 10, 2007.

C.	Reclassification to conform to the Company’s basis of presentation.

1.	Re-classed sales discounts of $107,891 from Other Expense to Sales.

2.	Re-classed purchase discounts of $120,521 from Other Income to Cost of Goods Sold.

3.	Re-classed interest income of $53,911 from Other Income to Other Expenses.

4.	Re-classed recovery of bad debts of $1,578 from Other Income to Selling, General and Administrative Expense, Net.

5.	Re-classed bad debt expense of $46,866 from Other Expenses to Selling, General and Administrative Expense, Net.

6.	Re-classed officer life insurance payments of $36,708 from Other Expenses to Selling, General and Administrative Expense, Net.

7.	Re-classed S&A Supply’s historical interest expense from Other Expenses to Interest Expense, Net.

D.	Reflects the estimated 401K match contribution of $38,523, based on a 3% matching contribution paid by the Company.

E.	Reflects the elimination of a depreciation expense of $11,655 for S&A Supply’s buildings that were not purchased.

F.
Reflects the increase in rent based on the new lease agreements effective September 10, 2007.  The rent adjustment of $57,224 is based on new rent agreements of $147,825 compared to $90,601 in rent expense for the period ended September 10, 2007.

G.
Reflects the net adjustment to interest expense of $94,311.  The adjustment consists of the elimination of S&A Supply’s historical interest expense of $178,722, offset by the $273,033 interest expense for the financing of the acquisition S&A Supply. S&A Supply’s historical interest expense primarily consisted of interest on S&A Supply’s credit line, which was not assumed in the acquisition.  The Company’s computed pro forma interest expense for the financing of the acquisition is based on the weighted average interest rate of 7.98% on the Company’s credit line for the period ended September 10, 2007.

No pro forma tax adjustment is required due to the fact that S&A Supply was treated as an “S Corporation” by the IRS and therefore had no provision for federal income taxes.  Subsequent to the acquisition, S&A Supply became a wholly owned subsidiary of the Company and joins the consolidated group in federal tax filings, offsetting income against the Company’s net operating loss carryforward.